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                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of First Union Commercial Mortgage Securities, Inc. (the "Corporation") hereby constitute and appoint Brian E. Simpson, Michael H. Greco, and James F. Powers, and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, a Registration Statement on Form S-3 (Registration No. 33-97994) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of Commercial Mortgage Pass-Through Certificates and to sign any and all amendments to such Registration Statement.

           Signature                Capacity               Date
           ---------                --------               ----

/s/ Brian E. Simpson            President              January 21, 1997
--------------------------
Brian E. Simpson


/s/ James H. Hatch              Senior Vice            January 21, 1997
---------------------------     President and
James H. Hatch                  Treasurer (Chief
                                Financial
                                Officer and
                                Chief Accounting
                                Officer)


/s/ Wayne K. Brown              Director               January 21, 1997
---------------------------
Wayne K. Brown



/s/ Michael H. Greco            Director               January 21, 1997
----------------------------
Michael H. Greco



/s/ Brian E. Simpson            Director               January 21, 1997
----------------------------
Brian E. Simpson